Exhibit 23.2

[Letterhead of BKD, LLP]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2017, which is included in the Annual Report on Form 10-K of New Bancorp, Inc. for the year ended December 31, 2016.

                                                                                                                                                                                                                                        /s/ BKD, LLP
                                                                                                                                                                                                                                        BKD, LLP

July 5, 2017
Indianapolis, Indiana